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                                                                   EXHIBIT 10.70


                                  June 1, 1998

Mrs. Madeline Galeucia


     Re: Educational Medical, Inc. Acquisition of Hesser, Inc. -- Modification of Non-Competition Agreement among Madeline Galeucia, Educational Medical, Inc. and New Hampshire Acquisition Corp. (the "Agreement")

Dear Mrs. Galeucia:

     This letter will confirm that Section 3 - "Consideration" of the Agreement is amended, in its entirety, as follows:

     3. Consideration. Upon the consummation of the Purchase and execution of this Agreement, EMI and Acquisition will pay to Employee the sum of Sixty Thousand Dollars ($60,000) annually which shall be paid in monthly installments in the aggregate of Five Thousand Dollars ($5,000) each commencing April 1, 1998 and EMI and Acquisition shall continue to pay to Employee such sum on or before the first day of each month thereafter for the remainder of Employee's life (the "Consideration") in consideration for her execution, delivery and performance of this Agreement. Upon Employee's death, this Agreement shall terminate and her estate shall not be entitled to any Consideration under this Agreement.

     Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     If the above accurately reflects your understanding of the modification of the Agreement, please sign the enclosed duplicate copy of this letter in the space provided below and return it in the enclosed self-addressed envelope as soon as possible.

                                                Sincerely,

                                                Educational Medical, Inc. and
                                                New Hampshire Acquisition Corp.


                                                By:  /s/ Morris C. Brown
                                                     ---------------------------
                                                     Morris C. Brown, Secretary
Accepted to and Agreed:


/s/ Madeline Galeucia
-------------------------
Mrs. Madeline Galeucia
Dated:  May 15, 1998